EXHIBIT 23.6

INDEPENDENT AUDITORS’ CONSENT

We consent to the inclusion in this Registration Statement of American Community Bancshares, Inc. on Form S-4 Amendment No. 1 of our report dated January 6, 2004, appearing in the Proxy Statement/Prospectus which is part of this Registration Statement, and to the reference to us under the heading “Experts” in the Proxy Statement/Prospectus, which is part of this Registration Statement.

s/ Elliott Davis, LLC

Columbia, South Carolina

January 14, 2004